UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2017

Flotek Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-13270	90-0023731
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10603 W. Sam Houston Pkwy N., Suite 300 Houston, Texas	77064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 849-9911

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

The purpose of this Amendment No. 1 on Form 8-K/A to the Current Report on Form 8-K of Flotek Industries, Inc. (the “Company”) filed on February 17, 2017 is to amend and restate in its entirety the sixth paragraph under “Compensatory Arrangements of Certain Officers” to include inadvertently omitted information, as follows:

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Compensatory Arrangements of Certain Officers

The Goal Bonus accounts for 20% of the total bonus potentially payable under the MIP. The Compensation Committee shall, on or before March 31, 2017, inform the participant in writing of the goals which the Compensation Committee has established as being the criteria to be met by the participant in order to receive his/her Goal Bonus. The Compensation Committee may establish more than one goal for the participant and may allocate the Goal Bonus of that participant among the goals. The Goal Bonus (or a part thereof) shall be payable to the participant if the Compensation Committee determines, in its discretion, that the goal(s) that the Compensation Committee has determined to be applicable to that participant for that Goal Bonus has been achieved by the participant. The Goal Bonus shall equal 20% of the Goal Bonus Percentage of that participant, multiplied by the annual base salary of the participant as of the date that the MIP becomes applicable to the participant. The Goal Bonus percentage may be 0% or range between 50% and 200%, depending on the level of achievement by the individual participant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOTEK INDUSTRIES, INC.

Date: March 23, 2017	/s/ H. Richard Walton
H. Richard Walton
Executive Vice President and Chief Financial Officer